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                                                                      AS ADOPTED
                                                                FEBRUARY 8, 2002

                                                            EXHIBIT 10.3(A)

                 NUVEEN 2002 EXECUTIVE OFFICER PERFORMANCE PLAN


                  1. Purpose. The purpose of the Nuveen Executive Officer Performance Plan (the "Plan") is to promote the growth and financial success of The John Nuveen Company (the "Company") and its Subsidiaries, by attracting, retaining and motivating executive officers through performance-related incentives.

                  2. Definitions. The following terms shall have the meanings set forth below:

                           "After-Bonus, Pre-Tax Net Operating Income" for any
                  Plan Year shall mean the consolidated pre-tax net operating income of the Company for such year. After-Bonus, Pre-Tax Net Operating Income shall (a) exclude, unless the Compensation Committee determines otherwise with respect to any Plan Year, amortization of the cost of intangible assets (for any Plan Year or with respect to any particular transaction the Compensation Committee may determine to include all or a portion of such cost); and (b) include, unless the Compensation Committee determines otherwise with respect to any Plan Year, extraordinary items of income (as that term is used under generally accepted accounting practices) and other unusual or non-recurring items of income which are identified as such and quantified in the footnotes to the financial statements or MD&A section of the Annual Report. If the accounting rules or principles to which the Company is subject are changed, or if the Company elects to change its method of accounting so as to materially change, in the judgment of the Committee, the manner in which After-Bonus, Pre-Tax Net Operating Income is determined, the Committee may make such adjustments as it deems



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                                                                      AS ADOPTED
                                                                FEBRUARY 8, 2002


                  advisable in order to arrive at substantially the same Formula Award as would have been derived if the accounting rules, principles or methods had not so changed.

                           "Award" shall mean the total bonus award to be
                  distributed to a Participant with respect to a Plan Year. An Award may be made in cash or in a combination of cash and equity incentive awards, in such proportions as are determined by, and as valued for these purposes by, the Committee, subject to the availability of equity awards under a Nuveen Equity Incentive Plan.

                           "Board of Directors" shall mean the Board of
                  Directors of the Company.

                           "Cause" shall have the meaning set forth in any
                  employment or other written agreement between the Company and the Participant; provided, that if there is no such agreement, "Cause" shall mean the Participant (i) engages in illegal conduct that is injurious to the Company; (ii) engages in any act or acts of dishonesty or misconduct that result in damage to the Company or its business or reputation or that the Company reasonably determines to adversely affect the value, reliability or performance of the Participant to the Company;
                  (iii) continuously fails to perform his or her duties to the Company (which may include any sustained and unexcused absence of the Participant from the performance of such duties, which absence has not been certified in writing as due to physical or mental illness or Disability), after a written demand for performance has been delivered to the Participant identifying the manner in which the Participant has failed to substantially perform his or her duties.




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                                                                      AS ADOPTED
                                                                FEBRUARY 8, 2002


                           "Change in Control" shall mean any of the following:
                                    (i) The acquisition by any individual,
                           entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses
                           (A), (B) and (C) of subsection (iii) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; or

                                    (ii) individuals who, as of the effective
                           date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                                    (iii) The approval by the shareholders of
                           the Company of (x) a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or (y) the acquisition of assets or stock of another corporation in exchange for




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                                                                      AS ADOPTED
                                                                FEBRUARY 8, 2002


                           voting securities of the Company ("Business
                           Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, (except to the extent that such ownership existed prior to the Business Combination) an amount of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation representing the greater of (1) 20% thereof or (2) a percentage thereof equal to or greater than the percentage thereof held after such transaction by the persons who were the owners of the Company's Class B stock prior to such transaction; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                                    (iv)  approval by the shareholders of the
                           Company of a complete liquidation or dissolution of the Company.


                  Notwithstanding the foregoing, unless a majority of the Incumbent Board determines otherwise, no Change in Control shall be deemed to have occurred with respect to a particular Participant if the Change in Control results from




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                                                                      AS ADOPTED
                                                                FEBRUARY 8, 2002


                  actions or events in which such Participant is a participant in a capacity other than solely as an officer, employee or director of the Company.

                           "Committee" shall mean a Committee of the Board of
                  Directors, the members of which are selected by and serve at the pleasure of the Board of Directors; provided, however, that the Committee shall at all times consist of not fewer than two directors. The Committee shall initially be the Compensation Committee of the Board of Directors, which consists of directors who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code.

                           "Deferred Bonus Plan" shall mean The John Nuveen
                  Company Deferred Bonus Plan or any successor plan(s).

                           "Disability" shall mean the inability of a
                  Participant to perform the services normally rendered to the Company or the Subsidiary that employs him or her, due to a physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee, and which results in the Participant's inability to perform his or her normal duties to the Company or such Subsidiary.

                           "Formula Award" shall mean, for the Chief Executive
                  Officer, for any Plan Year, the sum of (i) 2% of Pre-Bonus, Pre-Tax Net Operating Income for such Plan Year in excess of the amount that represents a 20% return on average equity capital for such Plan Year, plus (or minus) (ii) 8.5% of the increase (or decrease) in After-Bonus, Pre-Tax Net Operating Income for such Plan Year





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                                                                      AS ADOPTED
                                                                FEBRUARY 8, 2002


                  over the same measure for the prior Plan Year. The Formula Award for the next most senior Officer-Director after the Chief Executive Officer for each Plan Year shall be 85% of Chief Executive Officer's Formula Award. The Formula Award for each Plan Participant other than any Officer-Director for each Plan Year shall be 60% of the Chief Executive Officer's Formula Award.

                           "Good Reason" shall have the meaning set forth in any
                  employment or other written agreement between the Company and the Participant; provided, that if there is no such agreement or if such agreement does not define "Good Reason," then the concept of "Good Reason" as used in this Plan, and the rights and obligations attendant thereto, shall not apply to the Participant.

                           "Nuveen Equity Incentive Plans" shall mean the Nuveen
                  Amended and Restated 1996 Equity Incentive Award Plan and any successor plan(s).

                           "Participant" shall have the meaning given in Section
                  4.

                           "Plan Year" shall mean the fiscal year of the
                  Company.

                           "Pre-Bonus, Pre-Tax Net Operating Income" for any
                  Plan Year shall mean the consolidated pre-tax net operating income of the Company for such year, before deduction of (i) Awards under the Plan, (ii) awards under the Nuveen Annual Incentive Award Plan, and (iii) expenses associated with the grant, vesting and payment of awards under the Nuveen Equity Incentive Plans (including, without limitation, the vesting of shares of Restricted Stock, the payment of dividends on Restricted Stock (other than Deferred Restricted



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                                                                      AS ADOPTED
                                                                FEBRUARY 8, 2002


                  Stock) and of Dividend Equivalents on Deferred Restricted Stock, as such terms are defined in the Nuveen Equity Incentive Plans). In addition to the foregoing, Pre-Bonus, Pre-Tax Net Operating Income shall also (a) exclude, unless the Compensation Committee determines otherwise with respect to any Plan Year, amortization of the cost of intangible assets (for any Plan Year or with respect to any particular transaction the Compensation Committee may determine to include all or a portion of such cost); and (b) include, unless the Compensation Committee determines otherwise with respect to any Plan Year, extraordinary items of income (as that term is used under generally accepted accounting practices) and other unusual or non-recurring items of income which are identified as such and quantified in the footnotes to the financial statements or MD&A section of the Annual Report. If the accounting rules or principles to which the Company is subject are changed, or if the Company elects to change its method of accounting so as to materially change, in the judgment of the Committee, the manner in which Pre-Bonus, Pre-Tax Net Operating Income is determined, the Committee may make such adjustments as it deems advisable in order to arrive at substantially the same Formula Award as would have been derived if the accounting rules, principles or methods had not so changed.

                           "Retirement" shall mean the retirement of a
                  Participant from the employment of the Company or a Subsidiary at (i) such Participant's normal retirement date upon reaching age 65, or (ii) such Participant's early retirement either (A) upon having reached that age, which, when added to his or her years of continuous service (as such term is defined under the Nuveen Employees'



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                                                                      AS ADOPTED
                                                                FEBRUARY 8, 2002


                  Retirement Plan or any successor thereto) is equal to or greater than 90, or (B) with the approval of the Committee.

                           "Section 162(m)" shall mean Section 162(m) of the
                  Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder.

                           "Subsidiary" shall mean any corporation or other
                  entity, of which 50% or more of the normal voting power for the election of directors or other managers is owned, directly or indirectly, by the Company.


                  3. Administration. The Plan shall be administered by the Committee. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to the majority vote of its members at a meeting at which a quorum is present or by unanimous written consent of its members. Subject to the express provisions of the Plan, the Committee shall have authority to:

                  (a) construe and interpret the Plan, define the terms used herein, prescribe, amend and rescind rules and regulations relating to the administration of the Plan and make all other determinations necessary or advisable for the administration of the Plan;

                  (b)      select individuals for participation in the Plan;

                  (c) subject to the provisions of Sections 5 and 6 hereof, determine the size of the Awards to be made under the Plan; and



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                                                                      AS ADOPTED
                                                                FEBRUARY 8, 2002


                  (d) appoint and authorize officers of the Company or other persons to assist in the execution and administration of the Plan.

Notwithstanding any other provision of the Plan, the Committee shall not have the power to increase the amount of any Formula Award above the amount determined in accordance with Section 5 hereof, or to take any other action that would cause Awards hereunder not to qualify as performance-based compensation for purposes of Section 162(m).

                  4. Participation. The Committee shall designate as Participants in the Plan for each Plan Year not less than five senior officers of the Company and/or the Subsidiaries (including the Chief Executive Officer of the Company), which designations shall be made not more than 90 days after the beginning of the Plan Year.

                  5. Determination of Awards. The amount of the Formula Award shall be computed for each Participant promptly after the end of each Plan Year in accordance with the terms and provisions of the Plan and regulations established by the Committee, and when so computed shall be certified as accurate by the Committee. Each Participant shall be entitled to receive the Formula Award for the Plan Year, provided that the Committee may, at the time an Award is made or at any time before an Award is payable in full (or would be so payable but for deferral thereof under the Deferred Bonus Plan) but before the occurrence of a Change in Control, in its sole discretion and taking into consideration such factors as it deems appropriate, reduce the amount of the Award of any Participant other than the Company's Chief Executive Officer and the next most senior Officer-Director Participant below such amount. The amount by which any Award is so reduced shall not be paid to any other Participant.




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                                                                      AS ADOPTED
                                                                FEBRUARY 8, 2002


                  6. Payment of Awards. (a) Except as provided in the next sentence, no Award shall be payable to a Participant unless he or she is employed by the Company or a Subsidiary on the last day of the applicable Plan Year. Notwithstanding the foregoing, if a Participant's employment is terminated as a result of the Participant's death, Disability or Retirement, by the Company or a Subsidiary without Cause, or by the Participant for Good Reason, the Committee shall have the discretion to make an Award to the Participant (or the Participant's estate) for the Plan Year in which such termination occurs in an amount not to exceed to the product of (i) the Award he or she would have received (for this purpose only assumed to be the same Award for the Plan Year as his or her Award for the prior year), had there been no such termination of employment, times (ii) a fraction, the numerator of which is the number of days in the Plan Year before such termination of employment and the denominator of which is the number of days in the Plan Year. Such Award shall be payable at the same time as other Awards are paid for the Plan Year.

                  (b) Awards determined by the Committee to be payable under the Plan for a Plan Year shall be paid in full as soon as practicable after the close of the applicable Plan Year; provided, that any Participant selected to participate in the Deferred Bonus Plan may elect to defer all or any portion of his Award for any Plan Year in accordance with the terms of the Deferred Bonus Plan.

                  7. Change in Control. Notwithstanding any other provision of the Plan, upon a Change in Control, the amount of the Formula Award shall be determined and Awards shall be paid as if the date of the Change of Control were the last day of the Plan Year during which such Change of Control occurs, with the Formula Award being determined prior to any expenses directly related to such change in Control and by adjusting the applicable return on




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                                                                      AS ADOPTED
                                                                FEBRUARY 8, 2002

equity factor proportionately to reflect the length of such truncated Plan Year. After the actual end of the Plan Year during which such Change of Control occurs (determined without regard to the preceding sentence), the amount of the Formula Award shall be determined based upon the entire Plan Year, and any excess of the Awards payable based on the redetermined Formula Award over the amounts paid pursuant to the preceding sentence shall be paid in accordance with the Plan (but if the redetermined Formula Award is less than the Formula Award determined pursuant to the preceding sentence, the Awards payable pursuant to the preceding sentence shall not be reduced or subject to being returned).

                  8. Amendment; Termination. The Plan may be amended or terminated by a majority vote of the Board of Directors at any time; provided, that no such amendment or termination shall have the effect of increasing the Award that would otherwise be payable to a Participant without approval of shareholders, and provide further, that no such amendment or termination shall adversely affect the rights of any Participant for any Plan Year that begins 60 days or more before such amendment or termination is adopted by the Board of Directors.

                  9. Effective Date. The Plan shall be effective as of the first day of the Company's 2002 fiscal year, provided that it is approved by the shareholders of the Company at their annual meeting in 2002.



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